KARTOON STUDIOS PROVIDES BUSINESS UPDATE FOR THE SECOND QUARTER OF 2024;
KEY METRICS POINTING UP

Beverly Hills, CA – August XX, 2024: Kartoon Studios (NYSE American: TOON) today provided a business update for the quarter ended June 30, 2024. The Company’s Chairman & CEO, Andy Heyward, also provided a letter to shareholders, which is available on the Company website.

Key Highlights

•Kartoon Channel! streaming service emerges as premier kids' entertainment hub; 120% growth in Amazon Prime subscribers from June 2023 to 2024; profitability of streaming services continues growing monthly
•Distribution across 16 platforms including iOS, Android Mobile, Web, Amazon Prime Video, Apple TV, Amazon Fire, Roku, Pluto TV, Comcast, Cox, Dish, Sling TV, Android TV, Tubi, Xumo, Samsung and LG Smart TVs; international presence, now operating in 69 countries globally, and growing
•Significant cost reductions across all operating units result in 39% decrease in direct operating costs vs. Q2 2023
•Net losses slashed by 61% in Q2 2024
•Growth fueled by ‘Three Pillars’ business strategy; Kartoon Channel/Stan Lee Universe/Winnie-the-Pooh
•Kartoon Studios expands ‘Stan Lee Universe’ with Amazon storefront, and 'Stan Lee Presents' YouTube Channel now with over 300,000 subscribers and growing. Social media footprint growing with over 27M followers
•Kartoon Studios reimagines Winnie-the-Pooh for a new generation

•$30 million non-dilutive JV financing from Catalyst Partners drives broad production commitment of 104-episode series and holiday specials set to debut on Kartoon Channel via Amazon Prime Video

Andy Heyward, Kartoon Studios’ Chairman and CEO stated: “After a game-changing 2023, we've harnessed the momentum from the first quarter of 2024 to solidify our path toward sustained growth and profitability. Revenue of $8.4 million in Q2 2024, a 38% increase from Q1 2024, illustrates that the industry as a whole is rebounding following the resolution of the Writers Guild of America (WGA) and Screen Actors Guild (SAG) disputes in late Q3 and early Q4 of 2023. Our efforts to streamline operations are paying off, with a 39% reduction in direct operating costs in the second quarter compared to Q2 of 2023. Over the first half of 2024, we have seen an even more remarkable 51% decrease in these costs year-over-year. Our financial performance has markedly improved in 2024, with loss from operations down by 46% and 28% for the three- and six-month periods ending June 30, 2024, respectively, compared to the corresponding periods in 2023 after adjusting for the one-time impairments the Company took in the six months ended June 2023.”

“At Kartoon Studios, we view our new strategic initiatives in terms of three strategic pillars, Kartoon Channel!, Stan Lee Universe, and Winnie-The-Pooh which provides the Company with a robust framework for driving growth and maximizing brand impact. Each of these pillars not only further solidifies our position in the market but also propels us toward sustainable growth and driving shareholder value. By leveraging the momentum of Kartoon Channel! and expanding the legacy of Stan Lee Universe and Winnie-The-Pooh, we are creating a diversified portfolio that balances immediate returns with long-term value. For more on the three pillars of our business, please read my CEO letter to shareholders," stated Heyward.

Brian Parisi, Chief Financial Officer of Kartoon Studios, commented, "We are confident that recent actions and our current trends will lead Kartoon Studios to profitability by 2025. In addition to the reductions in direct operating costs, we also made strides in lowering general and administrative expenses, cutting them by 18% year-over-year and 9% from Q1 2024. Our focus on operational efficiency and strict cost control is clearly yielding results. Total operating expenses were reduced by 33% compared to the prior quarter and 37% compared to the corresponding periods in 2023 after adjusting for the one time impairments the Company took in the six month ended June 2023. Furthermore, we maintain a strong balance sheet with no long-term debt. We are proud of the progress we have made so far and remain confident that by staying the course, Kartoon Studios is on a path to profitability which will drive long term value for shareholders."

Kartoon Studios reported revenue of $8.4 million for the quarter ended June 30, 2024. As of June 30, 2024, the Company had current assets of $38.8 million, working capital of $5.2 million, and total stockholders’ equity of $44.4 million. The Company had no Long-Term Debt as of June 30, 2024.

Complete details of Kartoon Studios’ financial results for the second quarter ended June 30, 2024, are available in the Company’s Form 10-Q, which has been filed with the Securities & Exchange Commission and is available on the Company’s website.

About Kartoon Channel!
Available everywhere and anywhere kids are today, Kartoon Studios’ Kartoon Channel! is a family entertainment destination that delivers 1000s of episodes of carefully curated and safe family-friendly content. The channel features original content, including Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger, Rainbow Rangers, and Shaq’s Garage, starring Shaquille O’Neal and Rob “Gronk” Gronkowski. Kartoon Channel! also delivers animated classics for little kids, such as Peppa Pig Shorts, Mother Goose Club, Barney and Friends, Om Nom Stories, as well as content for bigger kids, like Angry Birds, Talking Tom & Friends and Yu-Gi-Oh!. Kartoon Channel! also offers STEM-based content through its Kartoon Classroom, including Baby Genius and more, as well as a Spanish language collection on the platform, KC En Espanol.

Kartoon Channel! is available across multiple platforms, including iOS, Android Mobile, Web, Amazon Prime Video, Apple TV, Amazon Fire, Roku, Pluto TV, Comcast, Cox, Dish, Sling TV, Android TV, Tubi, Xumo, Samsung and LG Smart TVs.

Internationally, Kartoon Channel! is currently available in key territories around the world, including India (Jio via Powerkids Entertainment), Africa and Sub-Sahara Africa (StarTimes), Australia and New Zealand (Samsung TV Plus), Germany (Waipu), Philippines (Tapp Digital), Mongolia (Mobinet Media), Malaysia (Astro), Indonesia (Linknet)
and Maldives (Dhiraagu). Kartoon Channel! Branded blocks are also currently available daily in 69 countries across the Middle East, Africa, Latin America, and Europe.

About Stan Lee
Known by his signature phrase “Excelsior!,” Stan Lee is one of the most prolific and legendary creators of all time. As Marvel's editor-in-chief, Stan "The Man" Lee helped build a universe of interlocking continuity, one where fans felt as if they could turn a street corner and run into a superhero from Spider-Man to the Fantastic Four, Thor, Iron Man, the Hulk, the X-Men, and more. Stan went on to become Marvel’s editorial director and publisher in 1972 and was eventually named chairman emeritus. He was the co-creator of characters appearing in 4 of the top 10 box office movies of all time, which featured Spider-Man, Iron Man, the Hulk, Thor, Guardians of the Galaxy, Black Panther, and of course the Avengers, accounting for billions of dollars of revenue for Marvel and the Walt Disney Company. Among Stan’s many awards are the National Medal of Arts, awarded by President Bush in 2008, and the Disney Legends Award, received in 2017. He was also inducted into the comic industry’s Will Eisner Award Hall of Fame and Jack Kirby Hall of Fame.

About Kartoon Studios’ Winnie-The-Pooh
Kartoon Studios’ “Winnie-the-Pooh” is based on the designs and stories of one of the most successful brands of all time, A.A. Milne’s Winnie-the-Pooh, a property that has generated over $80 billion dollars in sales over the last four decades and is estimated to currently generate $3-$6 billion dollars per year. The total lifetime revenues exceed those of “Barbie,” “Harry Potter,” “Star Wars,” “Mickey Mouse,” “Peanuts,” “Ninja Turtles,” “Power Rangers,” “Marvel,” and almost every major brand in the world.

The company is currently in pre-production on the animated Christmas movie, set to premiere December 24, 2025, on Amazon Prime Video Channels, through Kartoon Channel!’s $3.99/month subscription. Concurrently, the global retail program will kick off with the debut of physical entertainment through Alliance Entertainment Corporation in conjunction with Kartoon Studios rollout of a global consumer products campaign.

Kartoon Studios’ Winnie-the-Pooh animated content is being developed with a unique ‘yarn- based’ design and palette for the characters and backgrounds, along with original modern stories inspired by Milne’s beloved classic books. The beautifully imagined yarn gives the characters depth and warmth. Additionally, the stories will be told in a ‘Seussian style’ rhyme to provide an enriched dimension to the stories.

About Kartoon Studios
Kartoon Studios (NYSE AMERICAN: TOON) is a global end-to-end creator, producer, distributor, marketer, and licensor of entertainment brands. The Company’s IP portfolio includes original animated content, including the Stan Lee brand, Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger, on Kartoon Channel! and Ameba; Shaq’s Garage, starring Shaquille O’Neal, on Kartoon Channel!; Rainbow Rangers on Kartoon Channel! and Ameba; the Netflix Original, Llama Llama, starring Jennifer Garner, and more.

In 2022, Kartoon Studios acquired Canada’s WOW! Unlimited Media and made a strategic investment becoming the largest shareholder in Germany’s Your Family Entertainment AG (FRA:RTV), one of Europe’s leading distributors and broadcasters of high-quality programs for children and families.

Toon Media Networks, the Company’s wholly owned digital distribution network, consists of Kartoon Channel!, Frederator Network, and Ameba. Kartoon Channel! is a globally distributed entertainment platform with near full penetration of the U.S. market. Kartoon Channel! and Ameba are available across multiple platforms, including iOS, Android Mobile, Web, Amazon Prime Video, Apple TV, Amazon Fire, Roku, Pluto TV, Comcast, Cox, Dish, Sling TV, Android TV, Tubi, Xumo, and Samsung and LG Smart TVs. Frederator Network owns and operates one of the largest global animation networks on YouTube, with channels featuring over 2000 exclusive creators and influencers, garnering billions of views annually.

For additional information, please visit www.kartoonstudios.com

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Forward-Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe,"

"expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; the potential issuance of a significant number of shares, which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC"). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

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